Exhibit 99.1




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our report dated May 9, 2002 on our review of the condensed consolidated interim financial information of NSTAR as of and for the period ended March 31, 2002 and included in NSTAR's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the NSTAR registration statement on Form S-4 (File No. 333-78285), Form S-8 (File No. 333-85559)
and Form S-8 (File No. 333-87272).



PricewaterhouseCoopers LLP
Boston, Massachusetts
May 9, 2002